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                                                                    EXHIBIT 2.1
                                  AGREEMENT AND
                             PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION made this 27th day of June, 1997, by and among ROCK OF AGES QUARRIES, INC. (to be known as ROCK OF AGES CORPORATION as set forth below), a Vermont corporation with its principal office located in Concord, New Hampshire (hereinafter referred to as "Acquiror"), KSGM, INC., a Georgia corporation with its principal office in Elberton, Georgia (hereinafter referred to as "Target"), ROYALTY GRANITE CORPORATION, a Georgia corporation with its principal place of business in Elberton, Georgia and a wholly owned subsidiary of Acquiror (hereinafter referred to as "Sub"), and MISSOURI RED QUARRIES, INC., a Georgia corporation, with its principal office in Elberton, Georgia, and the sole shareholder of Target (hereinafter sometimes referred to as "Missouri Red") (Missouri Red is sometimes referred to herein as the "Shareholder").

                                    RECITALS:

     1. The Boards of Directors of Acquiror and Target have approved the acquisition of Target by Acquiror using common stock of Acquiror as consideration for such acquisition.

     2. The Boards of Directors of Acquiror and Target have recommended the approval of the Merger of Target into Acquiror (the "Merger") to their respective shareholders, pursuant to the Plan of Merger set forth in EXHIBIT A attached hereto (the "Plan of Merger") and the transactions contemplated thereby, in accordance with the applicable provisions of the Vermont Business Corporation Act, Title 11A of Vermont Statutes Annotated (the "VBCA") and the Georgia Business Corporation Code, O.C.G.A 14-2 -101 ET SEQ. (the "GCC") which permit said Merger.

     3. The Board of Director of Acquiror has approved the transfer of the operating assets and liabilities of Target acquired in the Merger to Sub.

     4. For federal income tax purposes it is intended that the acquisition and Merger shall qualify as a merger under ss.368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") using common stock of Acquiror followed by Acquiror transferring all or a part of the assets and liabilities of Target obtained in the Merger to Sub pursuant to ss.368(a)(2)(C) of thE Code.

     5. Acquiror and Sub (hereinafter sometimes collectively referred to as the "Rock of Ages Group") and Target and Shareholder believe the acquisition and the Merger will accomplish among other purposes, the following significant business purposes: (a) Target's historic and successful business of manufacturing and selling granite memorials will be enhanced as a part of the Rock of Ages Group; and (b) the Rock of Ages Group will obtain the manufacturing, business and sales expertise of certain key employees and the granite memorial manufacturing facilities of Target which will allow it to expand its business of manufacturing and selling granite memorials.

     6. At 5:05 P.M., June 27, 1997 Acquiror: (a) will merge its wholly owned subsidiary Rock of Ages Corporation into it; (b) will be the surviving corporation in the merger (the "Prior Merger"); (c) will as a part of the merger amend its Articles of Incorporation to change its name to Rock of Ages Corporation; and (d) to convert its capital structure and its outstanding shares of capital stock as represented in Section 5.2(b) hereof.

     7. Various of the parties to this agreement desire to make the representations, warranties and agreements as hereinafter set forth and to prescribe certain conditions thereto.

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER
                                   ----------

     1.1 THE MERGER.

          (a) At the Effective Time (as defined in Section 1.2), subject to the terms hereof and the Plan of Merger, Target shall be merged into Acquiror, the separate existence of Target shall thereupon cease pursuant to the applicable provisions of the VBCA and the GCC and as soon as possible after the Effective Time substantially all of the operating assets and liabilities of Target acquired in the Merger will be transferred by Acquiror to Sub.

          (b) Acquiror will be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the laws of the State of Vermont, and the separate corporate existence of Acquiror and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation organized under the VBCA will continue unaffected by the Merger.

          (c) The Merger will have the effects specified under the VBCA.

     1.2 EFFECTIVE TIME AND EFFECTIVE DATE. Provided that this agreement has not been terminated or abandoned pursuant to Article VIII hereof, Acquiror and Target will cause Articles of Merger complying with Section 11.05 VBCA to be filed with the Secretary of State of the State of Vermont and a Certificate of Merger complying with Section 14-2-1105 of the GCC to be filed with the Secretary of State of the State of Georgia. Such Articles of Merger and the Certificate of Merger will provide that the merger will be effective at 11:59 P.M. on June 28, 1997. The date the Merger becomes effective is referred to herein as the


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"Effective Date" and the time on the Effective Date the Merger becomes effective is referred to herein as the "Effective Time".


                                   ARTICLE II

                      ACQUIROR AS THE SURVIVING CORPORATION
                      -------------------------------------

     2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Acquiror in effect immediately prior to the Effective Time shall be the Articles of Incorporation of Acquiror after the Effective Time.

     2.2 BY-LAWS. The By-Laws of Acquiror in effect immediately prior to the Effective Time shall be the By-Laws of Acquiror from and after the Effective Time.

     2.3 BOARD OF DIRECTORS. After the Effective Time, the Board of Directors of Acquiror shall be and continue as the Board of Directors of Acquiror.


                                   ARTICLE III

                              CONVERSION OF SHARES
                              --------------------

     3.1 CONVERSION OF TARGET SHARES IN THE MERGER. Pursuant to the Plan of Merger at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Target, the holders of issued and outstanding shares of common stock, no par value of Target (the "Target Common Stock") shall be entitled to receive shares of validly issued, fully paid and non-assessable Common Stock of Acquiror (the "Acquiror Common Stock") determined as follows: five hundred twenty-six thousand eight hundred eighty-two (526,882) shares of Target Common Stock which constitutes all of the issued and outstanding capital stock of Target will be converted on a one (1) for one (1) basis into total of five hundred twenty-six thousand eight hundred eighty-two (526,882) shares of Acquiror Common Stock so that upon the Effective Date the total number of issued and outstanding shares of the Acquiror Common Stock will be seven million five hundred twenty-six thousand eight hundred eighty-two (7,526,882).

     3.2 STATUS OF ACQUIROR SHARES. Subject to Section 3.3(b), at the Effective Time, each issued and outstanding share of common stock of Acquiror common stock shall continue unchanged and shall remain outstanding.

     3.3 EXCHANGE OF TARGET STOCK CERTIFICATES.

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          (a) On the Effective Date, subject to Section 3.3(b), Acquiror shall make available to Shareholder the certificates representing the shares of Acquiror Common Stock required to effect the conversion and exchange referred to in Section 3.3(b).

          (b) On or after the Effective Date, Shareholder agrees to surrender to Acquiror Shareholder's certificate(s) which prior to the Effective Date represented all the outstanding shares of Target Common Stock, and Shareholder shall receive in exchange therefor a certificate or certificates representing the shares of Acquiror Common Stock into which Shareholder's shares of Target Common Stock were converted pursuant to Section 3.1.

     3.4 SHAREHOLDER VOTE. Shareholder agrees to vote in favor of the Merger.

     3.5 CLOSING OF TRANSFER BOOKS. From and after the Effective Date, the stock transfer books of Target shall be closed and no transfer of Target Common Stock shall be thereafter made.

     3.6 CLOSING. The closing (the "Closing") of the transactions contemplated by this agreement shall take place at the offices of Phelps & Campbell, LLP, 313 Heard Street, Elberton, Georgia at 2:00 P.M. on June 27, 1997 or at such other time and place and such other date as Acquiror and Target shall agree (the "Closing Date").


                                   ARTICLE IV

                               FURTHER AGREEMENTS
                               ------------------

     4.1 EMPLOYMENT AGREEMENT. At the Closing, as the same may be extended or as soon thereafter as possible, Acquiror and the other parties thereto, shall execute employment agreements (the "Employment Agreements"). The Employment Agreement for George T. Oglesby, Jr. shall be substantially in the form thereof attached as EXHIBIT 4.1(a) hereto, with such additional terms and conditions as may be mutually agreed to by the various parties thereto and the Employment Agreement for George T. Olgesby, III shall be substantially in the form thereof attached as EXHIBIT 4.1(b) hereto, with such additional terms and conditions as may be mutually agreed to by the various parties thereto.

     4.2 STOCK SUBSCRIPTION AND CONTINUITY OF INTEREST AGREEMENT. Concurrently with the execution and delivery of this agreement, Shareholder and Acquiror shall execute the stock subscription and continuity of interest agreement (the "Stock Subscription and Continuity of Interest Agreement") substantially in the form attached hereto as EXHIBIT 4.2 .


                                    ARTICLE V

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                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     5.1 GENERAL STATEMENT. The parties make the representations and warranties to each other which are set forth in this Article V. The survival of all such representations and warranties shall be in accordance with Section 10.1 hereof. All representations and warranties of the parties are made subject to the exceptions, if any, which are noted in the respective schedules delivered by the parties to each other and accepted by the receiving party concurrently herewith and identified as, in the case of Section 5.2, the "Rock of Ages Group Disclosure Schedule," and in the case of Section 5.3, the "Target Disclosure Schedule."

     5.2 REPRESENTATIONS AND WARRANTIES OF THE ROCK OF AGES GROUP. Each member of the Rock of Ages Group, jointly and severally, makes the following representations and warranties to the Target and the Shareholder with the intention that the Target and the Shareholder may rely upon the same, and acknowledges that the same are true and correct and shall be true and correct at the Effective Time:

          (a) ORGANIZATION, POWER, ETC. Each member of the Rock of Ages Group is a corporation, existing and in good standing under the laws of its respective state of incorporation. Each member of the Rock of Ages Group has all requisite corporate power and authority to own and lease its respective properties and to carry on the business in which it is presently engaged (herein sometimes referred to as the "Business" of that Group member or members or as the "Businesses" of the Rock of Ages Group). Each member of the Rock of Ages Group to the best of its knowledge is registered to do business in each state where the nature of its business and activities or the location of its assets or employees makes such registration necessary. A list of the Acquiror's direct and indirect subsidiaries is attached as EXHIBIT 5.2(A).

          (b) ACQUIROR COMMON STOCK. The authorized capital stock of Acquiror will, subsequent to the effective time of the Prior Merger, consists of 20,000,000 shares of voting common stock and 1,000,000 shares of serial preferred stock, and after the effective time of the Prior Merger and prior to the Effective Time, 7,000,000 shares of voting common stock will be issued and outstanding and zero (0) shares of the Serial Preferred Stock will be issued and outstanding. All stock of Acquiror, including specifically the Acquiror Common Stock to be issued in the merger, shall at the Effective Time be duly authorized, validly issued, fully paid and non-assessable.

          (c) CORPORATE AUTHORITY. The execution, delivery and performance of this agreement by each member of the Rock of Ages Group and consummation by them of the transactions contemplated herein have been duly authorized by all necessary corporate action and this agreement constitutes the legal, valid and binding obligation of each member of the Rock of Ages Group in accordance with its terms.

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          (d) BINDING NATURE AND EFFECT OF AGREEMENT. The execution, delivery and performance of this agreement by each member of the Rock of Ages Group and consummation by each of them of the transactions contemplated herein do not, to the best of their knowledge, require the consent, waiver, approval, license or authorization of any person or public authority which will not be obtained prior to or at the Effective Time; to the best of the Rock of Ages Group's knowledge, after due inquiry, this agreement does not violate, with or without the giving of notice and/or the passage of time, any provision of law applicable to the Rock of Ages Group and does not conflict with or result in a breach or termination of any provision of, or constitute a default in or under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Rock of Ages Group pursuant to any corporate charter provision, bylaw, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, and, to the best of the Rock of Ages Group's knowledge, after due inquiry, any decree, statute, regulation or any other restriction of any kind or character to which the Rock of Ages Group is a party or by which the Rock of Ages Group or any of its assets and properties are bound.

          (e) FINANCIAL STATEMENTS. Acquiror has furnished to the Target and to the Shareholder comparative consolidated balance sheets and income statements of Acquiror and Rock of Ages Corporation as of December 31, 1995, as of December 31, 1996 and projected as of December 31, 1997 for the purposes (the foregoing financial data shall be collectively referred to as the "Financial Statements" and are attached hereto as EXHIBIT 5.2(e). The 1997 Financials will be impacted by the proposed transactions. The Financial Statements were furnished to Target and Shareholders solely for the purposes set forth therein.

          (f) TAX MATTERS. The Rock of Ages Group has duly filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all Returns (as defined in Section 5.3(e)(i) hereof) required to be filed and has paid in full all Taxes (as defined in Section 5.3(e)(xiii) hereof), assessments or deficiencies shown to be due on such Returns or claimed to be due by any taxing authority and all such Returns as filed or as amended or to be amended prior to the Effective Time accurately and completely report the Taxes due to any such taxing authority. The Rock of Ages Group has not executed or filed with the Internal Revenue Service or any other taxing authority (domestic or foreign) any agreement extending the period for assessment or collection of any Taxes. The Rock of Ages Group is not a party to any pending action or proceeding nor, to the best of its knowledge, is any action or proceeding threatened by any governmental authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it. The provisions for Taxes shown in the Financial Statements (if any) are and will be adequate to cover the respective liabilities of the Rock of Ages Group as of the Effective Time for all Taxes of the Rock of Ages Group.

          (g) TITLE TO ASSETS, ABSENCE OF LIENS AND ENCUMBRANCES. The Rock of Ages Group has good and marketable title to all of its assets, and, except as set forth in the Financial Statements, such title is free and clear of all liens, claims and encumbrances and rights of other parties relating to its assets or its business.

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          (h) LITIGATION. Except as set forth on EXHIBIT 5.2(h) the Rock of Ages
Group has not been notified of, and no member of said Group is a party to, any actions, suits, proceedings or investigations (including any environmental, building or safety investigation) pertaining to their assets or Businesses; nor does the Rock of Ages Group have any knowledge of, nor reasonable grounds to have knowledge of, any claim or state of facts which may lead to, or constitute a threat of, any material investigation, claim, proceeding, or litigation, against the Rock of Ages Group or their assets or Businesses. There are no orders, judgments or decrees of any court or governmental agency relating to the Rock of Ages Group which would prevent, impede or make illegal the consummation of the transactions contemplated herein or which would have a material adverse effect upon a member of the Rock of Ages Group.

          (i) LABOR CONTROVERSIES. To the best of the Rock of Ages Group's knowledge, there are no material controversies between any member of the Rock of Ages Group and any of its employees, no material unresolved labor practice proceedings or disputes and no material labor arbitration proceedings pending or threatened, and there are no organizational efforts presently being made or, to the best of the Rock of Ages Group's knowledge, after due inquiry, threatened involving any of the Rock of Ages Group members' non-union employees. The members of the Rock of Ages Group have complied in all material respects with all federal, state and local laws and orders relating to the employment of labor, and all laws governing wages, hours, collective bargaining, the payment of social security, withholding and similar taxes, equal employment opportunity, employment discrimination and immigration and naturalization; and no member of the Rock of Ages Group is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There is no claim of employment discrimination or sexual harassment pending or, to the best of the Rock of Ages Group's knowledge, after due inquiry, threatened against it, or any strike, dispute, slowdown or stoppage pending or, to the best of the Rock of Ages Group's knowledge, threatened against or involving it.

          (j) PATENTS, TRADEMARKS, ETC. No one has made or, to the best of the Rock of Ages Group's knowledge, after due inquiry, threatened to make any claims that any member of the Rock of Ages Group has wrongfully used or appropriated, or infringed upon any patent, patent license, trade name, trademark, servicemark, brandmark, brand name, copyright, know-how, trade secret or other proprietary or trade rights of any third party. No director, officer, shareholder or employee of any member of the Rock of Ages Group owns or has owned, directly or indirectly, in whole or in part, any patents, trademarks, trade names, servicemarks, brandmarks, brand names, copyrights, registrations or applications thereof or interests therein which any member of the Rock of Ages Group has used or is using or the use of which is necessary for their respective Businesses.

          (k) BOOKS AND RECORDS. The books, records and working papers of the members of the Rock of Ages Group, to the extent such books and records relate to their Businesses, are in all material respects complete and correct, have been maintained in


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accordance with sound business practices, and accurately reflect the basis for the financial condition and results of operations of the members of the Rock of Ages Group.

          (l) PERMITS, AUTHORIZATIONS, ETC. The members of the Rock of Ages Group have all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies, whether federal, state or local, reasonably required to permit the operation of their Businesses as heretofore and as presently conducted, and all of the same will survive the consummation of the transactions contemplated by this agreement. The Rock of Ages Group has not received any written notice of any license or permit which will have to be acquired in the future in order for their Businesses to be operated by any member thereof as heretofore and presently conducted.

          (m) COMPLIANCE WITH APPLICABLE LAW. The members of the Rock of Ages Group, have not received any written notice that they are in material violation of any foreign or domestic (federal, state or local) law, ordinance, regulation, order or requirement including without limitation Environmental Laws (as defined in EXHIBIT 5.2(m)) relating to their Businesses. None of the Rock of Ages Group have received any written notice that they or their assets used in the operation of the Businesses of each member of the Rock of Ages Group are in violation of any state and local building, zoning, subdivision, land use, Environmental Laws and other laws, ordinances and regulations. There are no federal, state, municipal, public zoning or other restrictions that will prevent the utilization of any property owned or leased by the members of the Rock of Ages Group in connection with their Businesses for the purposes presently used, and there are no condemnation proceedings pending or, to the best of their knowledge, threatened against any such property.

          (n) EMPLOYEE PLANS. The Rock of Ages Group will make made available upon request for examination by Target and Shareholder true, correct and complete copies of:

               (i) the most recent Internal Revenue Service determination letter relating to each of the Rock of Ages Group's pension, profit-sharing, stock bonus or other deferred compensation arrangements, if any, for which a letter was obtained except for any multi-employer plans sponsored by any number of the Rock of Ages Group, (each a "Plan" and collectively the "Plans");

               (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules of each Plan sponsored by the Rock of Ages Group with respect to which the same are required, as filed pursuant to applicable law; and

               (iii) all plan documents, as amended to date, summary plan descriptions and summaries of material modifications with respect to each Plan sponsored by a member of the Rock of Ages Group, as well as the most recent financial statements of each of such plans.



                                      -8-
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With respect to each of such Plans as to which an Annual Report (Form 5500 series) is required to be filed, no liabilities as of the date of such Annual Report exist unless specifically referred to in the most recent such Annual Report, and no material change has occurred with respect to the matters covered by the last Annual Report since the date thereof. The Rock of Ages Group does not know, nor have any reasonable grounds to know, of any "prohibited transaction," as such term is defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and Section 4975 of the Code, which has been engaged in by any member of the Rock of Ages Group or by any Plan sponsored by any member of the Rock of Ages Group, any trust created thereunder or any trustee, administrator or other fiduciary thereof, or which would subject such Plan or any such entity, or any party dealing with such Plan or any such trust, to the sanctions imposed by ERISA or the tax on prohibited transactions imposed by Section 4975 of the Code. There are no actions, suits or claims pending or, to the best of the Rock of Ages Group's knowledge, after due inquiry, threatened against any of the Plans or any administrator or fiduciary thereof. Neither any of the Plans nor any said trust have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or Section 412(a) of the Code (whether or not waived), since the Effective Time of ERISA. The terms and operation of each of the Plans have complied to the extent required with the provisions of Section 401(a) of the Code and with ERISA, and all reports and notices required by ERISA or the Code have been duly filed or given. The Rock of Ages Group shall make available for examination by Target and Shareholder a list of all of the Rock of Ages Group's Plans subject to Title IV of ERISA and all trusts created thereunder which have been terminated, and all "reportable events," as that term is defined in Section 4043 of ERISA, if any. Except as may be specified in Rock of Ages Group Disclosure Schedule hereto, none of the Rock of Ages Group's Plans and no such trust has been terminated, nor has any such "reportable event" occurred with respect to any such as a share of common stock of Acquiror. Plans since the effective date of ERISA. The present value, on a plan termination basis, of all benefits accrued under each Plan sponsored or contributed to by a member of the Rock of Ages Group and subject to Title IV of ERISA did not, as of the most recent valuation date, exceed the fair market value of the assets of such plan as of such date.

          (o) INVENTORY. All of the inventory of each member of the Rock of Ages Group consists of materials of a quality and quantity usable and salable in accordance with such member's normal pricing and sales practices.

          (p) LIST OF PROPERTIES, CONTRACTS AND OTHER DATA. Prior to the execution of this agreement or concurrently herewith, the Rock of Ages Group will deliver on the written request of Target or Shareholder a true and complete list, which list shall be updated and amended as of the Closing Date if requested, setting forth the following:

               (i) all material intellectual property and all other material proprietary information owned by Rock of Ages Group members, and copies of all other material agreements to which Rock of Ages Group members are parties which relate to any material proprietary rights affecting their assets;

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

               (ii) all policies of insurance insuring the Rock of Ages Group's assets; and

               (iii) all material contracts, agreements, leases, understandings and commitments to which members of the Rock of Ages Group are a party, or to which any of their assets are subject.

True and complete copies of all documents referred to in such list or will be provided to Target and Shareholder and their counsel upon their request as part of Target's due diligence. All such material contracts, agreements, rights, leases, obligations and commitments are valid and enforceable in accordance with their respective terms, except as such enforceability may be affected by bankruptcy or similar laws affecting the rights of creditors generally and by general principles of equity, for the periods stated therein and there is not, to the Rock of Ages Group's knowledge, under any of them any existing default or event of default or any event which with notice and/or lapse of time would constitute a default.

          (q) INDUSTRY AND GOVERNMENTAL EVENTS. The Rock of Ages Group is not aware of any future events, loss of customers or suppliers that may materially affect them and/or their Businesses and financial affairs either prior to or subsequent to the Effective Time. The Rock of Ages Group has received no written notice of any change or any pending or contemplated condemnation or change of zoning, subdivision, land use, environmental or other statutes, or regulations or court or administrative rulings or other governmental action affecting the Rock of Ages Group.

          (r) NO DEFAULTS. There currently are no defaults by the Rock of Ages Group or acts or events which, with the passage of time or giving of notice, or both, could become defaults by them under any indebtedness, indenture, mortgage, deed of trust, security deed, security agreement or other instrument.

          (s) ACCURACY AND OMISSIONS. None of the information and documents furnished or to be furnished or made available for inspection by the Rock of Ages Group pursuant to the provisions of this agreement is or will be false or misleading, or contains or will contain any material misstatement of fact or omits or will omit to state any material fact required to be stated to make the statements therein not misleading.

     5.3 REPRESENTATIONS AND WARRANTIES OF TARGET AND SHAREHOLDER. Target and Shareholder, jointly and severally, make the following representations and warranties to each member of the Rock of Ages Group, with the intention that they may rely upon the same and acknowledge that the same are true and correct and shall be true and correct at the Effective Time:

          (a) ORGANIZATION, POWER, ETC. Each member of the Target Group (as hereinafter defined) is a corporation existing and in good standing under the laws of the state of incorporation. Each member of the Target Group has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business (hereinafter the business of each member of the Target's Group is sometimes referred to as its "Business" and all their businesses are sometimes collectively referred to as the "Businesses"). The copies of Articles of Incorporation and By-Laws, as amended to date of each member of the Target Group, which have been delivered by Target to the Rock of Ages Group, are complete and correct. Target owns fifty percent (50%) of all of the issued and outstanding capital stock of: (i) Pennsylvania Granite Corp., a Pennsylvania corporation (herein referred to as "Pennsylvania") and Pennsylvania owns one hundred percent (100%) of the issued and outstanding capital stock of Carolina Quarries, Inc., a Georgia corporation, (herein sometimes referred to as "Carolina"); (ii) Southern Mausoleums, Inc, a Georgia corporation (herein sometimes referred to as "Mausoleum"); (iii) Caprice Blue Quarry, Inc., a Georgia corporation (herein sometimes referred to as "Caprice"); and (iv) Autumn Rose Quarry, Inc., a Georgia corporation (herein sometimes referred to as "Autumn") (herein Pennsylvania, Carolina, Mausoleum, Caprice and Autumn are collectively referred to as the "Joint Venture Companies"). Shareholder on June 13 completed a merger with its parent corporation named Keystone Memorials, Inc., a Georgia corporation (herein sometimes referred to as "KMI") and is the surviving corporation of that merger. Target and the Joint Venture Companies are herein sometimes collectively referred to as the "Target Group". Other than the Joint Venture Companies, Target has no subsidiaries and other than Target, Shareholder has no subsidiaries. To the best of the Shareholder and Target's knowledge, after due inquiry, each of the Joint Venture Companies are registered to do business in each state where the nature of its business activities or the location of its assets or employees makes such registration necessary.

          (b) BINDING NATURE, EFFECT OF AGREEMENT AND AUTHORITY. Except as set forth on Target's Disclosure Schedule, the execution, delivery and performance of this agreement by Target and Shareholder and consummation by each of them of the transactions contemplated herein do not and will not (i) require the consent, waiver, approval, license or authorization of any person or public authority which will not be obtained prior to or at the Effective Date; (ii) to the best of Target and Shareholder's knowledge, after due inquiry, violate, with or without the giving of notice and/or the passage of time, any provision of law applicable to Shareholder or any member of the Target Group and does not conflict with or result in a breach or termination of any provision of, or constitute a default or violation under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Shareholder or any member of the Target Group pursuant to, any corporate charter provision, bylaw, mortgage, deed of trust, indenture or other agreement or instrument, or any order or judgment, or, to the best of their knowledge, after due inquiry, any decree, statute, regulation or any other restriction of any kind or character, to which Shareholder or any member of the Target Group are or were a party or by which Shareholder or any member of the Target Group or any of their assets and properties are bound. The execution, delivery and performance of this agreement by Target and Shareholder and consummation by them of the transactions contemplated herein have been duly authorized by all necessary corporate actions (including without limitations afforded in this agreement and the merger by requisite actions of the sole shareholder of Target) and this agreement as constitutes the legal, valid and binding obligation of each target in accordance with its terms and constitutes the legal, valid and binding obligation of Shareholder in accordance with its terms.

          (c) OUTSTANDING SECURITIES. The authorized capital stock of Target consists of one million (1,000,000) shares of no par value common stock (the "Target Common Stock"), of which five hundred twenty-six thousand eight hundred eighty-two (526,882) shares are duly issued and outstanding, fully paid and non-assessable, Shareholder presently owns five hundred twenty-six thousand eight hundred eighty-two (526,882) duly issued and outstanding shares being all of the issued and outstanding shares of capital stock of Target; and no other person or entities own Target Common Stock or any securities convertible into such stock and no warrants, options or other rights to purchase any shares of such stock are issued and outstanding and there are no agreements in existence under which any such stock or any such warrants, options or rights may be issued and no shares of such stock are held in Target's treasury. Shareholder has good and marketable title to all Shareholder's Target Common Stock, free and clear of all pledges, adverse claims, liens, charges or encumbrances of any kind, including, but not limited to, any claims of any former or present shareholders of Target. Except as specifically disclosed in Target's Disclosure Schedule, there is no other Target class of stock, common or preferred, authorized or issued, and there are no options, warrants, calls, rights, commitments or any agreements of any character obligating Target or the Shareholder to issue, sell or otherwise dispose of or, except as set forth herein, redeem, purchase or otherwise acquire any shares of Target Common Stock or any other class of capital stock. All of the outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable. There are no voting trusts or other agreements or understandings with any other entity concerning the Target Common Stock to which the Shareholder or Target or any other person or entity are a party the authorized, issued, and outstanding capital of each of the Joint Venture Companies is set forth in Sections 5.3(c) of the Target disclosure schedules. Target owns fifty percent (50%) of all of the issued and outstanding capital stock of each of the Joint Venture Companies, except for Carolina, and Pennsylvania owns all of the issued and outstanding capital stock of Carolina, all of said capital stock is duly issued and outstanding, fully paid and non-assessable; there are no persons or entities which own any securities convertible into such capital stock and no warrants, options or other rights to purchase any shares of such capital stock are issued and outstanding; there are no agreements in existence under which any such capital stock or any such warrants, options or rights may be issued or sold, redeemed, purchased or otherwise acquired (other than this agreement); and no shares of such stock are held in the treasury of any Joint Venture Company. Target has good and marketable title to all its capital stock in the Joint Venture Companies, except for Carolina, and Pennsylvania has good and marketable title to all of the capital stock of Carolina, in each case free and clear of all pledges, adverse claims, liens, agreements, charges or encumbrances of any kind, including, but not limited to any claims of former or present shareholders; there is no class of capital stock in the Joint Venture Companies other than the class of stock currently issued and outstanding to Target and Pennsylvania respectively, and there are no agreements, commitments, options, warrants, calls or rights in existence obligating the Joint Venture Companies to issue any class of capital stock other than the class currently issued.

          (d) FINANCIAL STATEMENTS. Target has furnished to the Rock of Ages Group a true and complete balance sheet of Target's predecessor, Keystone Memorials, Inc. as of December 31, 1996 and the related statements of operations, stockholders equity and cash flows each dated as of December 31, 1996, including in each case the notes thereto, and similar financial statements for its fiscal years 1993 to 1995. (the foregoing financial data shall be collectively referred to as the "Target Financial Statements" and are attached hereto as EXHIBIT 5.3(d)). The balance sheet dated as of December 31, 1996 (the "Balance Sheet Date") makes full and adequate provision for all direct and indirect material obligations and liabilities (fixed or contingent) as of such date and Target and Target's predecessor has no direct or indirect material obligation or liability (fixed or contingent) not reflected or reserved against on such balance sheet. The Target Financial Statements, taken as a whole, fairly and accurately present the financial position and results of operations of Target's predecessor, in all material respects, as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Target has also furnished to Acquiror its audited balance sheet of Target as of April 30, 1997 and the audited related statement of operations for the period then ended and the notes related thereto (the "Target Audited Financial Statements"). The Target Audited Financial Statements are materially complete and correct, taken as a whole, fairly present the consolidated financial position and results of operations of Target in all material respects, as of the date and for the period indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as may be stated in the notes thereto. Except as disclosed in the Target Disclosure Schedule, elsewhere herein or in the Target Audited Financial Statements, there have been no material changes (other than in the ordinary course of business) in its said obligations and liabilities since April 30, 1997. Target has furnished to the Rock of Ages Group the balance sheets dated as of December 31, 1996 or s of the most recent fiscal year end and the related statements of operations, stockholders equity and cash flows for the Joint Venture Companies listed on EXHIBIT 5.3(d) (the "JV Financial Statements"). The most recent balance sheets for each of said corporations make full and adequate provision for all direct and indirect material obligations and liabilities (fixed or contingent) as of their date and said corporations have no direct or indirect material obligation or liability (fixed or contingent) not reflected or reserved against on said balance sheets. The JV Financial Statements, taken as a whole, fairly and accurately present the financial position and results of operations of said corporations, in all material respects, as of the dates and periods indicated and have been prepared on a consistent basis except for Pennsylvania, in which case they were prepared in accordance with generally accepted accounting principles applied on a consistent basis. Target has also furnished the Rock of Ages Group the Joint Venture Companies' unaudited internally generated balance sheets as of May 31, 1997 and the Joint Venture Companies' unaudited internally generated related statements of operations for the period then ended (the "JV Companies May Financial Statements"). Subject to year end adjustments, the JV Companies May Financial Statements are materially complete and correct, taken as a whole, fairly present the financial position and results of operations of each said corporation in all material respects, as of the date and for the period indicated and have been prepared on a consistent basis, except for Pennsylvania, in which case they were prepared in accordance with generally accepted accounting principles applied on a consistent basis. Except as disclosed in the Target Disclosure Schedule, elsewhere herein or in the JV Companies May Financial Statements, there have been no material changes (other than in the ordinary court of business) in each said corporation's obligations and liabilities since the date of the JV Financial Statements.

          (e) TAX MATTERS. With respect to Taxes (as defined in Clause (xiii) hereof):

               (i) Each member of the Target Group has filed, within the time and in the manner prescribed by law, all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed under federal, state, local or any foreign laws by each such member, and all such Returns are true, correct and complete in all material respects.

               (ii) Except as set forth in Target's Disclosure Schedule, each member of the Target Group has within the time and in the manner prescribed by law, paid (and until the Effective Time will, within the time and in the manner prescribed by law, pay) all Taxes that are due and payable.

               (iii) Each member of the Target Group has established (and until the Effective Time will establish) on their respective books and records and on Target's Unaudited Financial Statements, reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all Taxes not yet due and payable.

               (iv) There are no liens for Taxes upon the assets of any member of the Target Group except liens for Taxes not yet due.

               (v) No member of the Target Group has filed (and they will not file prior to the Effective Time) any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of any "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by any such member.

               (vi) Except as set forth in Target's Disclosure Schedule (which shall set forth the type of return, date filed, and date of expiration of the statute of limitations), no deficiency for any Taxes has been proposed, asserted or assessed against any member of the Target Group which has not be resolved and paid in full.

               (vii) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns that have been given by any member of the Target Group.

               (viii) Except as set forth in Target's Disclosure Schedule (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed or assessed and the amount thereof, and the taxable year in question), no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns.

               (ix) No member of the Target Group is a party to any tax-sharing or allocation agreement, nor does Target or any such subsidiary owe any amount under any such agreement.

               (x) No amounts payable under the Plans (as defined in Section 5.3(m)) will fail to be deductible for federal income tax purposes by virtue of Section 2808G of the Code.

               (xi) Each member of the Target Group has complied (and until the Effective Time will comply) in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 or 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

               (xii) No member of the Target Group has ever been (nor has any liability for unpaid Taxes because any of them once was) a member of an "affiliated group" within the meaning of Section 1502 of the Code during any part of any consolidated return year within any part of which year any corporation other than Target, Missouri Red or Missouri was also a member of such affiliated group.

               (xiii) For purposes of this agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, customs duties, fees, assessments or charges of any kind whatsoever (together within any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority (domestic or foreign) upon or payable by the party in question or any subsidiary thereof.

               (xiv) Target has no liability for any Taxes of Shareholder or Missouri nor will Target have any such liability in the future.

          (f) TITLE TO ASSETS, ABSENCE OF LIENS AND ENCUMBRANCES. Target and each of the Joint Venture Companies have good and marketable title to all of their respective assets, and except as set forth in the Financial Statements or on the Target Group Disclosure Schedule, such title is free and clear of all liens, claims and encumbrances and rights of other parties relating to its assets or its Business. EXHIBIT 5.3(f) sets forth an accurate and complete description of all of Target and each Joint Venture Company's real estate and interests therein ("Target Group's Realty"). Target and each Joint Venture Company owns or leases all assets and property required to operate its Business in the ordinary course and to the extent any thereof are leased, EXHIBIT 5.3(f) sets forth the terms of such lease and the other parties thereto, except leases which in the aggregate do not call for lease payments in excess of $1,000 per year. No director, officer, shareholder, or employee of Shareholder, Target or the Joint Venture Companies, or any relative of any of them, owns or has owned, directly or indirectly, in whole or in part, or leases or has leased, to Shareholder, Target or the Joint Venture Companies any asset which Target or the Joint Venture Companies uses or has used or the use of which is necessary for their Businesses.

          (g) LITIGATION. Except as set forth in Target's Disclosure Schedule, Target has not been notified of, and none of Shareholder, Target or the Joint Venture Companies are a party to, any actions, suits, proceedings or investigations (including any environmental, building or safety investigation) pertaining to them or their assets or Businesses, nor does Shareholder or Target have any knowledge of, nor reasonable grounds to have knowledge of, any claim or state of facts which may lead to, or constitute a threat of, any investigation, claim, proceeding, or litigation, relating to Target, Shareholder or any member of the Target Group or their assets or Business. There are no orders, judgments or decrees of any court or governmental agency relating to Shareholder or any member of the Target Group, which would prevent, impede or make illegal the consummation of the transactions contemplated herein or which would have a material adverse effect on Target, Shareholder or the Joint Venture Companies.

          (h) LABOR CONTROVERSIES. Target and the Joint Venture Companies are parties to certain collective bargaining agreements, labor agreements, affirmative action programs and other agreements and programs affecting their employees all of which are listed on EXHIBIT 5.3(h) and copies of which are in writing have been delivered to the Rock of Ages Group. To the best of Target's knowledge, there are no material controversies between Target or the Joint Venture Companies and any of their employees, no material unresolved labor practice proceedings or disputes and no material labor arbitration proceedings pending or threatened, and there are no organizational efforts presently being made or, to the best of Target's knowledge after due inquiry, threatened, involving any of Target's or any of the Joint Venture Companies' non-union employees. Target and each of the Joint Venture Companies are in compliance with all federal, state and local laws and orders relating to the employment of labor, and all laws governing wages, hours, collective bargaining, the payment of social security, withholding and similar taxes, equal employment opportunity; employment discrimination and immigration and naturalization, and none of them is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There is no claim of employment discrimination or sexual harassment pending or to the best of the Target's and Shareholder's knowledge, after due inquiry, threatened against Shareholder, Target, or any of the Joint Venture Companies or any of their officers, directors and employees nor any strike, dispute, slowdown or stoppage pending or, to the best of Target's knowledge, threatened against or involving any of them.

          (i) PATENTS, TRADEMARKS, ETC. No one has made or, to the best of the Target's knowledge, after due inquiry, threatened to make any claims that Target or any of the Joint Venture Companies have wrongfully used or appropriated or infringed upon, any patent, patent license, trade name, trademark, servicemark, brandmark, brand name, copyright, know-how, trade secret or other proprietary or trade rights of any third party. No director, officer, shareholder or employee of Shareholder, Target or any of the Joint Venture Companies owns or has owned, directly or indirectly, in whole or in part, any patents, trademarks, trade names, servicemarks, brandmarks, brand names, copyrights, registrations or applications thereof or interests therein which Target and the Joint Venture Companies have used or are using or the use of which is necessary for their Businesses.

          (j) BOOKS AND RECORDS. The financial books, records and working papers of Target are to the best of Target's knowledge, in all material respects complete and correct, have been maintained in accordance with sound business practices, and accurately reflect the basis for the financial condition and results of its operations as set forth in the financial statements described in
Section 5.3(d) above. Each of the Joint Venture Companies maintains financial books, records and working papers which are in all material respects complete and correct, have been maintained in accordance with sound business practices and accurately reflect the financial condition and results of their operations as set forth in the financial statements described in Section 5.3(d) above.

          (k) PERMITS, AUTHORIZATIONS, ETC. Target and each of the Joint Venture Companies have all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies, whether federal, state or local, reasonably required to permit the operation of their Businesses as heretofore and as presently conducted, and all of the same will survive the consummation of the transactions contemplated by this agreement. Target has not received any written notice of any license or permit which will have to be acquired in the future in order for its Business or the Joint Venture Companies' Businesses to be operated as heretofore and as presently conducted. Set forth in EXHIBIT 5.3(k) is a list of all licenses, permits and approvals necessary for Target to conduct its Business as presently being conducted, including all licenses and permits as are required by any federal, state and local law, rule and regulation.

          (l) COMPLIANCE WITH APPLICABLE LAW. Shareholder and Target have not received any written notice that they are and none of the Joint Venture Companies have received any written notice that they are in violation of any foreign or domestic (federal, state or local) law, ordinance, regulation, order or requirement including Environmental Laws, relating to their Businesses. Neither Target nor any of the Joint Venture Companies have received any written notice that, Target Group's Realty or their assets are in violation of any state and local building, zoning, subdivision, land use, Environmental Laws and other laws, ordinances and regulations. Neither Shareholder, Target nor any of the Joint Venture Companies have received any written notice of any federal, state, municipal, public zoning or other restrictions that will prevent the utilization of any property owned or leased by them for the purposes presently used, and there are no condemnation proceedings pending or, to the best of its knowledge, threatened against any such property. Target is not in violation of any foreign or domestic (federal, state, or local) law, ordinance, regulation, order or requirement including environmental laws relating to its business.

          (m) EMPLOYEE PLANS. Target has heretofore delivered to the Rock of Ages Group true, correct and complete copies of:

               (i) the most recent Internal Revenue Service determination letter relating to each of Target's and each Joint Venture Company's pension, profit-sharing, stock bonus or other deferred compensation arrangements, if any, listed in EXHIBIT 5.3(m) hereto for which a letter was obtained except for any multi-employer plans sponsored by any of them (each a "Plan" and collectively the "Plans");

               (ii) the most recent Annual Report (Form 5500 series) and accompanying schedules of each Plan currently sponsored by any of them, with respect to which the same are required, as filed pursuant to applicable law; and

               (iii) all plan documents, as amended to date, summary plan descriptions and summaries of material modifications and all plan termination documentation with respect to each Plan and employee welfare plan presently or in the past sponsored by Shareholder, Target or any of the Joint Venture Companies, as well as the most recent financial statements of each of such plans, except for the multi-employer plans referred to below.

With respect to each of such Plans as to which an Annual Report (Form 5500 series) is required to be filed, no liabilities as of the date of such Annual Report exist unless specifically referred to in the most recent such Annual Report, and no material change has occurred with respect to the matters covered by the last Annual Report since the date thereof. Target does not know, nor have any reasonable grounds to know, of any "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, which has ever been engaged in by Shareholder, Target or any of the Joint Venture Companies, or by any Plan sponsored by Target, Shareholder or any such company, any trust created thereunder or any trustee, administrator or other fiduciary thereof, or which would subject such Plan or any such entity, or any party dealing with such Plan or any such trust, to the sanctions imposed by ERISA or the tax on prohibited transactions imposed by Section 4975 of the Code. There are no actions, suits or claims pending or, to the best of

Target's knowledge after due inquiry, threatened, against any of the Plans or any administrator or fiduciary thereof. Neither any of the Plans nor any of said trusts have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or Section 412(a) of the Code (whether or not waived), since the Effective Time of ERISA. The terms and operation of each of the Plans have complied to the extent required with the provisions of Section 401(a) of the Code and with ERISA, and all reports and notices required by ERISA or the Code have been duly filed or given. Target shall deliver to the Rock of Ages Group a list of all of Shareholder, Target and all the Joint Venture Companies Plans subject to Title IV of ERISA and all trusts created thereunder which have been terminated, and all "reportable events," as that term is defined in Section 4043 of ERISA. Except as may be specified in EXHIBIT 5.3(m) hereto, none of such Plans and no such trust has been terminated, nor has any such "reportable event" occurred with respect to any such Plans since the effective date of ERISA. The present value, on a plan termination basis, of all benefits accrued under each Plan sponsored or contributed to by Shareholder, Target or any of the Joint Venture Companies and subject to Title IV of ERISA did not, as of the most recent valuation date, exceed the fair market value of the assets of such Plan as of such date.

Shareholder, Target and the Joint Venture Companies have never been sponsors of, and/or a contributing employer to, a multi-employer pension plan subject to the provisions of Section 4201, ET SEQ., of ERISA; or if they have, they have never incurred any withdrawal liability thereunder, nor will they incur any such liability as a result of the consummation of any of the transactions contemplated by this agreement; or if they will, Target will, at or prior to the Closing Date, pay or otherwise satisfy such liability in full and/or establish an escrow fund or secure a bond in an appropriate amount with respect to the same with an escrow agent and/or a bonding company reasonably satisfactory to the Rock of Ages Group and in a manner agreeable to applicable law. Neither Shareholder, Target nor any of the Joint Venture Companies have ever been a sponsor of, or a contributing employer to, a single employer pension plan subject to the provisions of Section 4041, ET SEQ., of ERISA; nor have they ever incurred any liability thereunder or under Section 4062, ET SEQ., of ERISA, nor will any of them incur any such liability as a result of the consummation of any of the transactions contemplated by this agreement; or if any of them will, Target will, at or prior to the Closing Date, pay or otherwise satisfy such liability in full and/or establish an escrow fund or secure a bond with respect to the same as provided in the preceding sentence.

          (n) INVENTORY. All of the inventory of Target and of each of the Joint Venture Companies consists of materials of a quality and quantity usable and salable in accordance with each corporation's normal pricing and sales practices.

          (o) LIST OF PROPERTIES, CONTRACTS AND OTHER DATA. Prior to the execution of this agreement or concurrently herewith, Target has delivered or will deliver to the Rock of Ages Group a true and complete list (designated for purposes of this agreement as EXHIBIT 5.3(o)), which list shall be updated and amended as of the Closing Date, setting forth the following:

               (i) all intellectual property and all other proprietary information owned by Target and each of the Joint Venture Companies, and copies of all other material agreements to which Target and each of the Joint Venture Companies are a party which relate to any proprietary rights affecting their assets;

               (ii) all policies of insurance insuring Target's and each of the Joint Venture Companies' assets; and

               (iii) all contracts, agreements, leases, understandings and commitments to which Target and each of the Joint Venture Companies are a party, or to which it or any of their assets are subject, except those involving not more than $5,000 on an annual basis.

True and complete copies of all documents referred to in such list have been or will be provided to the Rock of Ages Group and its counsel upon their request as part of Rock of Ages Group's due diligence. All such documents, rights, leases, obligations and commitments are valid and enforceable in accordance with their respective terms, except as such enforceability may be affected by bankruptcy, or similar laws affecting the rights of creditors generally and by general principles of equity, for the periods stated therein and there is not, under any of them any existing default or event of default or any event which with notice and/or lapse of time would constitute a default.

          (p) INDUSTRY AND GOVERNMENTAL EVENTS. Shareholder, Target and the Joint Venture Companies are not aware of any future events, loss of customers or suppliers, that may materially affect them or any of the Joint Venture Companies and/or their Businesses and financial affairs either prior to or subsequent to the Effective Date. Neither Shareholder nor Target has received any written notice of any change or any pending or contemplated condemnation or change of zoning, subdivision land use, environmental or other statutes, or regulations or court or administrative rulings or other governmental action affecting Target Group's Realty.

          (q) NO DEFAULTS. Except as disclosed in Exhibit 5.3(q), for a certain bank loan to Pennsylvania, there currently are no defaults by Shareholder, Target or any of the Joint Venture Companies or acts or events which, with the passage of time or giving of notice, or both, could become defaults by any of them under any indebtedness, indenture, mortgage, deed of trust, security deed, security agreement or other instrument.

          (r) ACCURACY AND OMISSIONS. None of the information and documents furnished or to be furnished or made available for inspection by Shareholder, Target or any of the Joint Venture Companies pursuant to the provisions of this agreement is or will be false or misleading, or contains or will contain any material misstatement of fact or omits or will omit to state any material fact required to be stated to make the statements therein not misleading.

                                   ARTICLE VI

                      PRE-MERGER AND POST MERGER COVENANTS
                      ------------------------------------

     6.1 CONDUCT OF TARGET'S BUSINESS PENDING CLOSING. For the period commencing from and after the date hereof until the Effective Date or the earlier termination of this agreement (hereinafter referred to as the "Interim Period"), Shareholder and Target covenant and agree as follows:

          (a) FULL ACCESS AND DUE DILIGENCE. Rock of Ages Group and its respective agents and representatives (including legal counsel and accountants) shall have full access during normal business hours, to inspect all properties, books, records, contracts and documents of Target and each of the Joint Venture Companies used in or associated with their Businesses and to all of their executive employees (including the opportunity to meet with and discuss their Businesses with such employees) and to otherwise conduct such due diligence (the "Rock of Ages Group Due Diligence") regarding its examination of them, their Business and financial affairs as the Rock of Ages Group may deem reasonably necessary and appropriate; provided, however, that the Rock of Ages Group and its representatives shall not unreasonably interfere with their operations; and Target and each of the Joint Venture Companies shall furnish or cause to be furnished to the Rock of Ages Group and its authorized representatives all information with respect to their Businesses as the Rock of Ages Group or its representatives may reasonably request. Furthermore, the Rock of Ages Group, its agents and representatives, shall have the opportunity to inspect and test any or all of Target's and each Joint Venture Company's equipment and properties as it determines in its sole discretion, at any reasonable time, and from time to time, up to the Closing Date provided that the Rock of Ages Group makes reasonable efforts not to disrupt their Businesses and operations when conducting such tests.

          (b) BUSINESS IN THE ORDINARY COURSE. Except as specifically permitted or required herein, during the Interim Period, Target's Business shall be conducted in the ordinary course consistent with past practices. Except as specifically permitted or required herein, it shall not enter into any contract or commitment or engage in any transaction that could reasonably be anticipated to (separately or in the aggregate) materially adversely affect the Merger contemplated herein. If it desires to engage in any transaction not in the ordinary course of business and such transaction involves consideration equal to or greater than Ten Thousand Dollars ($10,000.00), unless such transaction is necessary to the Merger, Target shall first obtain the prior written consent of the Rock of Ages Group before entering into such transaction (which consent shall not be unreasonably withheld).

          (c) PRESERVATION OF ORGANIZATION. During the Interim Period, Target
(i) shall not make or voluntarily suffer any change in its Articles of Incorporation or By-Laws; (ii) shall make a reasonable and diligent effort to in the ordinary course of business and to the extent consistent with its reasonable business judgment, preserve its Business intact; (iii) shall keep available, to the extent feasible, its present employees and representatives; (iv) shall preserve its present relationships with its suppliers, customers, governmental agencies, and others having business relations with it; (v) shall not increase the compensation of any of its employees or representatives or the rate of any commission that may be paid to any such employee or representatives, nor will it make any promise or undertake to increase such compensation or rate of commission without the prior written consent of Acquiror; (vi) shall not issue any capital stock or warrants, options or rights to purchase or acquire such stock nor incur any new indebtedness; and
(vii) shall not pay any dividends nor make any distribution on its capital stock.

          (d) NO DEFAULT. During the Interim Period, Target shall not breach any contract, commitment or obligation to which it is a party.

          (e) COMPLIANCE WITH LAWS. Target shall comply with all applicable laws, rules, regulations and ordinances, as are required for the conduct of its Business and the Merger.

          (f) NO ENCUMBRANCES. Target shall not create, voluntarily suffer, or permit to become effective any encumbrance of any kind upon its assets, except as specifically authorized or contemplated by this agreement.

          (g) NO DISPOSITION OF ASSETS. Target shall not transfer, sell, abandon, destroy, or otherwise dispose of, or enter into any contract or agreement to sell or otherwise transfer, any of its property or assets other than in the ordinary course of business consistent with past practices.

          (h) INSURANCE. Target shall keep all of its assets and properties insured against any loss, either by fire, other casualty or theft to the extent of present coverage under present enforceable policies of insurance coverage.

          (i) TERMINATION OF EMPLOYEE PENSION BENEFIT PLANS. Prior to Closing Target shall commence all requisite action to (a) terminate any employee pension benefit plans (within the meaning of ERISA) sponsored by Target; and (b) upon the written request of the Rock of Ages Group, withdraw from, or cease all contributions to, any multiple-employer or multiemployer employee pension benefit plans (within the meaning of ERISA) in which Target may participate or to which it may contribute for the benefit of some or all of its employees; all such action to be taken in accordance with the provisions of the respective plans and of applicable law (including, without limitation, the Code and ERISA) and in a timely manner.

          (j) NO TERMINATION OF KEY EMPLOYEES. Target will not without the prior written consent of Acquiror terminate the employment of any of its officers or any of its other key employees.

          (k) CONTRIBUTION OF JOINT VENTURE COMPANY DEBT. Shareholder will cause any amounts due, including without limitations, those totaling approximately Seven Hundred and Eight Thousand Dollars ($708,000.00) to George T. Oglesby, Jr., Oglesby Farms or KSGM, Inc. (collectively the "Lender"), by any of the Joint Venture Companies to have been contributed by each of the Lenders to the capital of the Joint Venture Company which owes the same to the Lender in question all on or before the Closing Date.

          Target will not agree to any actions by the Joint Venture Companies which are described in subparagraphs (a) through (j) above, which if taken by Target would cause Target to be in violation of said subparagraphs and Target will use its reasonable best efforts to prevent each Joint Venture Company from taking any actions or failing to take any actions which would violate said subparagraphs as if each Joint Venture Company was bound thereby in the same manner as Target is bound thereby.

     6.2 REAL PROPERTY COVENANTS. During the Interim Period, Target will refrain from:

          (a) performing any grading or excavation, construction, or removal of or from its real estate, or making any other material change or improvement upon or about its real estate, without the consent of the Rock of Ages Group, other than those required to bring the same into compliance with applicable laws, rules or regulations, or as specifically provided herein;

          (b) committing or allowing any third party to commit any waste or nuisance upon its real estate; and

          (c) violating or allowing any third party to violate any Environmental Laws with respect to its real estate.

          Target will not agree to any actions by the Joint Venture Companies which are described in subparagraph (a) through (c) above, which if taken by Target would cause Target to be in violation of said subparagraphs and Target will use its reasonable best efforts to prevent each Joint Venture Company from taking any actions or failing to take any actions which would violate said subparagraphs as if each Joint Venture Company was bound thereby in the same manner as Target is bound thereby.

     6.3 CONDUCT OF THE ROCK OF AGES GROUP'S BUSINESS PENDING CLOSING. During the Interim Period, Acquiror covenants and agrees as follows:

          (a) FULL ACCESS AND DUE DILIGENCE. Target and Shareholder and their agents and representatives (including legal counsel and accountants) shall have full access during normal business hours, to inspect all material properties, books, records, contracts and documents of the Rock of Ages Group used in or associated with the Businesses and to all of its executive employees (including the opportunity to meet with and discuss its

Businesses with such employees) and to otherwise conduct such due diligence (the "Target and Shareholder Due Diligence") regarding their examination of Rock of Ages Group's Businesses and financial affairs as they may deem reasonably necessary and appropriate, provided, however, that they and their representatives shall not unreasonably interfere with Rock of Ages Group's operations and Rock of Ages Group shall furnish or cause to be furnished to them and their authorized representatives all information they may reasonably request.

          (b) BUSINESSES IN THE ORDINARY COURSE. Except as specifically permitted or required herein, during the Interim Period, the Rock of Ages Group's Businesses shall be conducted in the ordinary course consistent with past practices. Except as specifically permitted or required herein, the Rock of Ages Group shall not enter into any contract or commitment or engage in any transaction that could reasonably be anticipated to (separately or in the aggregate) materially adversely affect the Merger contemplated herein; provided, however, that the Rock of Ages Group is specifically permitted (without the prior consent of Target or Shareholder) to continue other mergers and acquisitions, including without limitation the Prior Merger, the acquisition of Childs & Childs Granite Company, Inc., C & C Granite Company, Inc. and the capital stock of each Joint Venture Company not owned by Target and retail monument dealers, (along with the Merger, collectively referred to as the "Acquisitions"), to restructure and refinance its credit facilities with its lenders, as necessary to consummate the Acquisitions, to pursue other debt and equity financing it deems appropriate, , including without limitation, the IPO (as hereinafter defined), and otherwise to engage in any transaction necessary and appropriate to consummate the Acquisitions, including internal reorganizations, asset dispositions, dividends, mergers, and recapitalizations (all of the Acquisitions and the foregoing being herein sometimes, including without limitation a possible public offering of its stock and securities, referred to as the "Proposed Transactions").

          (c) PRESERVATION OF ORGANIZATION. During the Interim Period the Rock of Ages Group: (i) shall not make or voluntarily suffer any change in any of its Articles of Incorporation or By-Laws except as necessary or convenient to effect the Proposed Transactions; (ii) shall make a reasonable effort to in the ordinary course of business and to the extent consistent with its reasonable business judgment, preserve its Businesses intact; (iii) shall keep available, to the extent, reasonably feasible, its present executive employees; and (iv) shall use reasonable efforts to preserve Rock of Ages Group's present relationships with its suppliers, customers, governmental agencies, and others having business relations with the Rock of Ages Group.

          (d) NO DEFAULT. The Rock of Ages Group shall not breach any contract, commitment or obligation to which it is a party.

          (e) COMPLIANCE WITH LAWS. The Rock of Ages Group shall comply with all applicable laws, rules, regulations and ordinances, as are required for the conduct of its Businesses and the Merger.

          (f) NO ENCUMBRANCES. The Rock of Ages Group shall not create, voluntarily suffer, or permit to become effective any encumbrance of any kind upon its assets, except as necessary or required to effect the Proposed Transactions.

          (g) NO DISPOSITION OF ASSETS. The Rock of Ages Group shall not transfer, sell, abandon, destroy, or otherwise dispose of, or enter into any contract or agreement to sell or otherwise transfer, any of its assets other than in the ordinary course consistent with past practices, or except as necessary or required to effect the Proposed Transactions.

          (h) INSURANCE. The Rock of Ages Group shall keep all of its assets and properties insured against any loss, either by fire, other casualty or theft, to the extent of present coverage under present, enforceable policies of insurance coverage.

     6.4 REAL PROPERTY COVENANTS. During the Interim Period, the Rock of Ages Group will refrain from:

          (a) performing any material excavation, construction, or removal of or from any real property, in which any member of the Rock of Ages Group owns any interest (the "Rock of Ages Realty"), or making any other material change or improvement upon the Rock of Ages Realty, without the consent of Target, other than existing quarry operations in the ordinary course of business or as required to bring the same into compliance with applicable laws, rules or regulations;

          (b) committing or allowing any third party to commit any waste or nuisance upon the Rock of Ages Realty; and

          (c) violating or allowing any third party to violate any Environmental Laws with respect to the Rock of Ages Realty.

     6.5 ACCESS TO AND INFORMATION CONCERNING REAL PROPERTY. Target and the Rock of Ages Group shall, during the Interim Period, allow the other and the other's agents access to each of their real property and Target will allow the Rock of Ages Group access to the Target Realty during regular business hours upon reasonable prior notice, for purposes of inspecting and testing the same or any part thereof as the other shall reasonably request. Target and the Rock of Ages Group agree to furnish to the other any and all information regarding ownership of Rock of Ages Group Realty or Target Realty and their Businesses that the other shall reasonably request from time to time. Each agrees to indemnify and hold the other harmless from all claims, suits, damages, and losses arising from the its inspection or testing of the said real property, which indemnity shall survive termination of this agreement.

     6.6 ENVIRONMENTAL AND ENGINEERING MATTERS. The Rock of Ages Group may, prior to the Closing Date, perform whatever environmental and engineering tests, searches or inspections of the Target Group's Realty which it desires to perform and Target may do likewise with respect to the Rock of Ages Realty. In addition to any testing which may be performed:

          (a) Upon or prior to the execution of this agreement Acquiror shall hire a certified environmental engineering firm at its own cost and expense ("Environmental Engineer"), to perform a Level I environmental audit of Target Group's Realty and at its option a Level II environmental audit of Target Group's Realty. Such Environmental Engineer shall address and certify his environmental report to the Rock of Ages Group. If the report issued by the Environmental Engineer recommends or requires further testing and/or the removal or treatment of any Hazardous Material (as defined in EXHIBIT 5.2(m)), or if any engineer hired by the Rock of Ages Group determines an environmental problem exists on Target Group's Realty, or recommends further testing and/or the removal or treatment of any Hazardous Material on any portion of Target Group's Realty, such testing, removal, repair or treatment of Hazardous Material or the correction of the environmental problem shall be at the sole cost and expense of Target or the Joint Venture Company involved (the "Environmental Work"), and shall be completed to the sole satisfaction of the Rock of Ages Group and its engineers and financing institutions as evidenced by a report from an engineer acceptable to them which indicates that the Hazardous Materials have been brought into compliance with Environmental Laws, or the environmental problem has been corrected. If Target or the Joint Venture Company involved fails to perform the Environmental Work, to the satisfaction of the Rock of Ages Group and its financing institutions, the Rock of Ages Group shall have the right to terminate this agreement. Target shall use its best efforts to complete any of its Environmental Work, and shall use its reasonable best efforts to cause any Joint Venture Company involved to complete its Environmental Work, as expeditiously as possible, but in any event, the Environmental Work shall be completed within thirty (30) days from receipt of written notice from the Rock of Ages Group that it requires the performance of Environmental Work. Notwithstanding the foregoing, if the Environmental Engineer estimates that the cost for completing the Environmental Work would be equal to or greater than Two Hundred Thousand Dollars ($200,000.00), in the aggregate, including one-half (1/2) of the cost of any work for the Joint Venture Companies, Target may by ten
(10) days prior written notice terminate this agreement without incurring any obligation or liability to the Rock of Ages Group as a result of such termination; provided, however that Target shall have no such right of termination if a member of the Rock of Ages Group agrees in writing within ten
(10) days of receipt of Target's said notice to reimburse Target or the Joint Venture Company involved for the portion of the Environmental Work exceeding Two Hundred Thousand Dollars ($200,000.00).

          (b) The Rock of Ages Group has previously had Level I environmental audits conducted on the Rock of Ages Realty. The Rock of Ages Group will provide Target with copies of the same upon Target's request.

     6.7 Intentionally Left Blank.

     6.8 SECURITIES LAW COMPLIANCE.

          (a) Acquiror shall promptly cause to be prepared and filed such applications, forms, statements, if any, as are required under Federal securities laws to cover the issuance of Acquiror Common Stock into which Target Common Stock outstanding at the Effective Time of the Merger is to be converted.

          (b) Acquiror will take any action required to be taken under applicable state securities laws and Acquiror will also take action to secure all necessary exemptions or clearances under all state securities laws applicable to (i) the Merger and (ii) the issuance of Acquiror Common Stock pursuant thereto.

          (c) Acquiror will promptly deliver to Target copies of any filings made by Acquiror pursuant to this Section 6.8.

          (d) Target will take any action required to be taken under applicable state securities laws and will promptly deliver to Acquiror copies of any filings made by Target pursuant to this Section 6.8.

     6.9 THIRD PARTY CONSENTS. Each party to this agreement shall use its best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this agreement and the Plan of Merger and the transactions contemplated hereby or thereby, including, without limitation, any permits, authorizations, consents, waivers and approvals required in connection with the Merger.

     6.10 TARGET EMPLOYEES.

          (a) Acquiror and Sub do not accept or assume the terms of any collective bargaining agreements of Target. Acquiror and Sub do not, by reason of this agreement, agree to hire any specified number or percentage of Target's hourly or salaried work force.

          (b) All hourly employees from whom applications will be solicited will also be provided with a document setting forth the essential terms and conditions of employment. Target will be provided with a copy of such document. Sub will consider employing said employees under such terms and conditions of employment. If applications acceptable to Sub are received from Target's employees, offers of employment shall be extended on or about the Effective Date.

          (c) Sub shall, as soon as practical following the distribution of the materials referred to in paragraph (b) above, make themselves available for meetings and discussions with the current collective bargaining agent of Target's employees (the "Union"), PROVIDED, HOWEVER, that such collective bargaining agent agrees in writing that such meetings and discussions do not constitute recognition of the collective bargaining agent as the bargaining representative for any prospective employees of Sub.

          (d) If, as a result of processing applications under paragraph (b) above, a majority of the employees to whom Sub extend offers of employment are from Target's bargaining unit, Sub anticipates that said employees will come within the jurisdiction of Sub's existing collective bargaining agreement.


                                   ARTICLE VII

                       CONDITIONS TO COMPLETION OF CLOSING
                       -----------------------------------

     7.1 CONDITIONS TO TARGET'S OBLIGATIONS. The obligation of Target under this agreement to consummate the Merger is subject to the fulfillment of each of the following conditions prior to the completion of the Closing, except to the extent Target may, in its absolute discretion, waive anyone or more thereof, in whole or in part:

          (a) The representations and warranties by the Rock of Ages Group in this agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as though such representations and warranties had been made on the Closing Date, the Rock of Ages Group shall have performed in all material respects all its obligations, covenants and agreements set forth herein, the Rock of Ages Group shall not have breached any of its covenants or agreements set forth herein, and Target shall have received a certificate of an executive officer of Acquiror to such effect.

          (b) There shall have been delivered to Target an opinion of counsel for the Rock of Ages Group, reasonably satisfactory in form and substance to counsel for Target, to the effect that Acquiror, Sub and the Joint Venture Companies are corporations existing and in good standing under the laws of their states of incorporation; that all necessary corporate proceedings of each member of the Rock of Ages Group have been duly taken to authorize this agreement and the transactions contemplated hereby; that this agreement has been duly executed and delivered by each member of the Rock of Ages Group and constitutes their respective legal, valid, and binding obligations; that the shares of Acquiror Common Stock when delivered in the Merger pursuant to this agreement will be duly authorized, validly issued, fully paid, and nonassessable shares of Acquiror Common Stock; that this agreement does not, and the carrying out of the transaction herein provided for will not, to the best of such counsel's knowledge, violate any charter or other corporate restriction to which Acquiror or Sub is subject or any other agreement or instrument to which they are a party or by which they are bound.

          (c) The Employment Agreements, substantially in the form attached as
EXHIBIT 4.1 shall be executed by Acquiror.

          (d) The Stock Subscription and Continuity of Interest Agreement substantially in the form attached as EXHIBIT 4.2 shall be executed by Acquiror.

          (e) Acquiror and Sub shall have delivered to Target Secretary's Certificates having attached thereto copies of their Articles of Incorporation and Bylaws, as amended to date and a list of their officers and directors.

          (f) Any guaranties by Shareholder, Missouri and Keystone Granite, Inc., a Georgia corporation ("Keystone Granite") and George T. Oglesby, Jr. of any indebtedness of Target or any of the Joint Venture Companies indebtedness shall have been released and discharged or provisions for the future release and discharge thereof, satisfactory to Shareholder and George T. Oglesby, Jr., in their sole discretion, shall have been made.

          (g) All Schedules and Exhibits to be attached to their agreement were attached to this agreement upon its execution or have been attached pursuant to
Section 10.11.

     7.2 CONDITIONS TO THE ROCK OF AGES GROUP'S OBLIGATIONS. The obligation of Acquiror under this agreement to consummate the merger are subject to the fulfillment of each of the following conditions prior to the completion of the Closing, except to the extent that Acquiror may, in its absolute discretion, waive any one or more hereof, in whole or in part:

          (a) The representations and warranties by Target and Shareholder shall be true and correct, as of the Closing, with the same force and effect as though such representations and warranties had been made on the closing, Target and Shareholder shall have performed all their obligations, covenants and agreements set forth herein, Target and Shareholder have not breached any of their covenants or agreements set forth herein, and Acquiror shall have received certificates from Target and Shareholder to such effect.

          (b) There shall have been delivered to Acquiror an opinion of counsel for Target and the Shareholder, reasonably satisfactory in form and substance to counsel for the Rock of Ages Group, to the effect that:

               (i) Target and the Joint Venture Companies are corporations duly organized validly existing and in good standing under the laws of their respective states of incorporation and are duly qualified to do business as foreign corporations in any jurisdiction in which the nature of their businesses would require such qualification; that this agreement has been duly executed and delivered by Target and the Shareholder and constitutes their legal, valid and binding obligations, enforceable against Target and Shareholder in accordance with its terms, that the capitalization of Target and of each of the Joint Venture Companies are set forth in Section 5.3 and Section 5.3 of the Target Disclosure Schedule, respectively; that all outstanding shares of Target and the shares of capital stock of the Joint Venture Companies to be acquired by Acquiror in the Merger are duly authorized, validly issued, fully paid and nonassessable, are free and clear of all liens, claims, pledges, encumbrances, charges, options, proxies or restrictions of any kind or nature, and upon consummation of the transactions contemplated by this agreement, Acquiror will acquire good, valid and marketable title to said shares, free and clear of all liens, claims, pledges, charges, options, proxies or restrictions of any kind or nature; and that this agreement does not, and the carrying out of the transactions herein provided for will not, to the best of such counsel's knowledge, violate or conflict with any charter or other corporate restriction to which Target or any of the Joint Venture Companies are subject, or any law or regulation applicable to Target and Shareholder, or, to the best of Counsel's knowledge, any agreement or instrument to which they or the Shareholder are a party or by which they are bound:

               (ii) Each member of the Target Group's capital stock has been duly authorized, validly issued, and is fully paid and non-assessable, this agreement and the transactions contemplated hereby do not conflict with, breach, or constitute a default under, the organizational documents of any member of the Target Group or any corporate restrictions, contracts, laws or regulations applicable to any member of the Target Group, the capital stock of which is being acquired pursuant to this agreement, and no consents or approvals of any governmental entity or other third party are required for the valid execution, delivery or performance of this agreement or the transactions contemplated by this agreement, and to counsel's best knowledge, there is no pending or threatened litigation which would have a material adverse effect on this agreement, the transactions contemplated by this agreement, or would have a material adverse effect on the business, operations, or financial condition of any member of the Target Group.

          (c) George T. Oglesby, Jr. shall have executed his Employment Agreement substantially in the form attached as EXHIBIT 4.1(a);

          (d) George T. Oglesby, III, shall have executed his Employment Agreement substantially in the form attached as EXHIBIT 4.1(b);

          (e) The Shareholder shall have executed the Stock Subscription and Continuity of Interest Agreement substantially in the form attached as EXHIBIT 4.2.

          (f) George T. Oglesby, Jr. and George T. Oglesby, III shall each have executed his Acquisition Noncompete, Nonsolicitation and Nondisclosure Agreements substantially in the forms thereof attached as Exhibit 7.2(f).

          (g) Shareholder shall have voted Shareholder's Target Common Stock to approve the Merger.

          (h) Prior to the Closing Date, the Rock of Ages Group shall have received the consent of CIT Group/Business Credit, Inc. ("CIT/BC") to this agreement and the Merger and the transactions contemplated herein and thereby.

          (i) There shall be no uncompleted Environmental work on Target Group's Realty.

          (j) Target shall have delivered to Acquiror a Secretary's Certificate having attached thereto copies of Target and the Joint Venture Companies Articles of Incorporation and Bylaws, as amended to date, a list of their officers and directors and certified copies of the votes of Target's Board of Directors, and Shareholder's Board of Directors approving and consenting to this agreement, the Merger and all the transactions contemplated herein or in any document or agreement referenced herein and a copy of the certified unanimous written consent or the vote of Missouri Red, in its capacity as sole shareholder of Target, approving this agreement and the Merger.

          (k) Target shall own, prior to the Closing Date fifty percent (50%) of the issued and outstanding capital stock of each of the Joint Venture Companies except that Pennsylvania will on the Closing Date own all of the issued and outstanding capital stock of Carolina.

          (l) The Rock of Ages Group shall have entered into a binding agreement with the other owners of capital stock in the Joint Venture Companies (excluding Carolina) under which the Rock of Ages Group will acquire all of the capital stock of them not owned by Target on terms and conditions satisfactory to Acquiror, in its sole discretion.

          (m) The Rock of Ages Group shall have entered into a binding agreement with the owners of Childs & Childs Granite Company, Inc., a Georgia corporation, and C&C Granite, Inc., a Georgia corporation, under which the Rock of Ages Group will acquire said corporations on terms and conditions satisfactory to Acquiror in its sole discretion.

          (n) Missouri Red and Keystone Granite, Inc., a Georgia corporation ("Keystone Granite") shall, prior to or simultaneously with the Closing, have entered into guaranteed granite Supply and Distribution Agreements with Acquiror substantially in the form thereof attached hereto as Exhibit 7.2(n).

          (o) Any guaranties by Target or the Joint Venture Companies of any Missouri Red or Keystone Granite indebtedness or their obligation to pay any such indebtedness shall have been released or discharged or provisions for the future release and discharge thereof, satisfactory to Acquiror, in its sole discretion, shall have been made.

          (p) Target shall not have any debt outstanding at the Closing Date and the Effective Date except for debt not to exceed Eight Hundred Thousand Dollars ($800,000.00) to George T. Oglesby, Jr. and members of his family and debt not to exceed One Million Six Hundred Thousand Dollars ($1,600,000.00) to banks and other institutional lenders, and said lenders shall have agreed that all of said debt may be paid after the Effective Date by Acquiror according to its terms in effect on the date hereof and the repayment terms of the Eight Hundred Thousand Dollars ($800,000.00) are satisfactory to Acquiror in its sole discretion.

          (q) The Bank Debt and the obligations to Anderson Company of the Joint Venture Companies, at the Closing Date and the Effective Date, shall not exceed Five Million Four Hundred Eighty-Four Thousand ($5,484,000.00).

          (r) All Schedules and Exhibit to be attached to this agreement were attached to this agreement upon its execution or have been attached pursuant to
Section 10.11.

     7.3 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to this agreement to consummate the Merger are subject to the fulfillment of all of the following conditions at or prior to its completion of the closing:

          (a) The Merger shall have been approved by the Shareholder pursuant to the requirements of GCC.

          (b) The Merger shall, if required, have been approved by Acquiror's shareholders pursuant to the requirements of VBCA.

          (c) No injunction or other or decree shall have been issued by any competent Federal or state court which prevents the consummation of Merger and no inquiry shall have been received from, nor shall any investigation or proceeding have been instituted by, any governmental agency seeking to prohibit the Merger and the transactions contemplated herein or asserting that the same breach of violate any material statute, rule or regulation.

          (d) No statute or regulation has been enacted which would prevent consummation of Merger.

          (e) All governmental consents, approvals and filings required to consummate the Merger shall have been obtained or made.

                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

     8.1 TERMINATION OF AGREEMENT. This agreement and the transactions contemplated herein may be terminated by mutual written consent of Acquiror and Target.

     8.2 CONSEQUENCES OF TERMINATION. In the event of termination of this agreement, it shall forthwith become void and there shall be no liability on the part of Acquiror, Sub, Target or Shareholder, or their respective officers and directors (except as set forth below in this Section 8.2 or Section 10.2 hereof) and each party hereto shall return to the others all documents and materials obtained from it or them in connection with the transactions contemplated by this agreement. In the event of termination under Section 8.1, the parties shall be deemed to have released each other from any liability arising from the termination of this agreement.


                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

     9.1 SHAREHOLDER GENERAL INDEMNIFICATION COVENANTS. Subject to the provisions of Sections 9.3 and 9.4, Shareholder shall indemnify, save and keep Acquiror and its parent, subsidiaries, affiliates, successors and permitted assigns (including Target and the Surviving Corporation as defined in the Plan of Merger) (the "Acquiror Indemnitees"), harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, "Damages"), sustained or incurred by any of the Acquiror Indemnitees as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation, or non-fulfillment of any agreement or covenant on the part of Target or Shareholder, whether contained in this agreement or the Plan of Merger or any exhibit or schedule hereto or thereto or any written statement or certificate furnished or to be furnished to Acquiror or Sub pursuant hereto or in any closing document delivered by Target or Shareholder in connection herewith.

     9.2 SHAREHOLDER TAX INDEMNITY.

          (a) Shareholder hereby agrees to pay, indemnify, defend and hold the Acquiror Indemnities harmless from and against any and all Taxes of Target, Shareholder, and their subsidiaries with respect to any period (or any portion thereof) up to and including the Effective Time, except for Taxes of Target and its subsidiaries which are reflected as current liabilities for Taxes that exist as of the Effective Time ('Current Tax Liabilities') on the Target Unaudited Financial Statements, together with all reasonable legal fees, disbursements and expenses incurred by the Acquiror Indemnities in connection therewith.

          (b) Acquiror shall prepare and file any Return of Target which is required to be filed after the Effective Time and which relates to any period (or portion thereof) up to and including the Effective Time, and Acquiror shall, within forty-five (45) days prior to the due date of any such Return, deliver a draft copy to Shareholder. Within thirty (30) days of the receipt of any such Return, Shareholder may reasonably request changes, in which event Acquiror and Shareholder shall attempt to agree on a mutually acceptable resolution of the issues in dispute. If a resolution is reached, such Return shall be filed in accordance therewith. If a resolution is not reached, then at the expense of Acquiror and Shareholder (such expense to be shared equally), such Return shall be submitted to a firm of independent certified public accountants selected by Acquiror and reasonably acceptable to Shareholder, which shall be directed to resolve the issues in dispute and prepare the Return for filing. As soon as is practicable after notice from Acquiror to Shareholder at any time prior to the date any payment for Taxes attributable to any such Return is due, provided such Return is prepared for filing in accordance with the foregoing, an amount equal to the excess, if any, of (i) Taxes that are due with respect to any taxable period ending on or before the Effective Time, or taxes that would have been due with respect to a taxable period beginning before and ending after the Effective Time if such period has ended on the Effective Time over (ii) the amount of such Taxes of Target, Shareholder and their subsidiaries with respect to such taxable period which are reflected as Current Tax Liabilities on the Target Unaudited Financial Statement shall be paid by Shareholder to Acquiror by wire transfer of immediately available funds within three (3) business days after the determination of said amount is made.

          (c) The indemnity provided for in this Section 9.2 shall be independent of any other indemnity provision hereof and, anything in this agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation for the Taxes referred to herein, and any Taxes subject to the indemnification for Taxes set forth in this Section 9.2 shall not be subject to the provisions of Sections 9.1 or 9.4 hereof. Notwithstanding anything in this agreement to the contrary, Shareholder will not be obligated to indemnify Acquiror and Sub under any provisions of this agreement with respect to Taxes or other liabilities that arise as a direct result of the failure of the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, provided that Shareholder is not in breach of any of Shareholder's representations, covenants or agreements contained in the Stock Subscription and Continuity of Interest Agreement.

     9.3 LIMITATIONS ON SHAREHOLDER INDEMNIFICATION. The obligations of Shareholder pursuant to Sections 9.1 and 9.2 are subject to the following limitations:

          (a) In no event shall the obligation of Shareholder to indemnify the Acquiror Indemnitees pursuant to Section 9.1 exceed $750,000.00 in the aggregate; provided, however, that such limitation shall not apply to any indemnification obligations of Shareholder under Section 9.2; and

          (b) Shareholder shall not have any indemnification obligation with respect to the first $50,000.00 of total liabilities incurred under Sections 9.1 and 9.2, unless the total aggregate liabilities of Shareholder under Sections 9.1 and 9.2 equal or exceed such amount, in which case the indemnification obligations of Shareholder will include all liabilities in excess of One Dollar ($1.00) incurred under Sections
9.1 and 9.2 (subject only, in the case of liabilities incurred under Section 9.1, to the maximum aggregate amount set forth in Section 9.3(a) above).

     9.4 CONDITIONS OF SHAREHOLDER INDEMNIFICATION PURSUANT TO SECTION 9.1.

          (a) Promptly following the receipt by an Acquiror Indemnitee of notice of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency (a "Third Party Claim"), the Acquiror Indemnitee receiving the notice of the Third Party Claim (i) shall notify Shareholder of its existence, setting forth the facts and circumstances of which such Acquiror Indemnitee has received notice, and (ii) if the Acquiror Indemnitee giving such notice is a person entitled to indemnification under this
Article IX (an "Indemnified Party"), specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted.

          (b) The Indemnified Party shall, upon reasonable notice by Shareholder, tender the defense of a Third Party Claim to Shareholder. If Shareholder accepts responsibility for the defense of a Third Party Claim, then Shareholder shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in Shareholder's discretion exercised in good faith and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as Shareholder deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, Shareholder shall give written notice of Shareholder's intention to settle to the Indemnified Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by Shareholder.

          (c) Notwithstanding the foregoing, in connection with any settlement negotiated by Shareholder, no Indemnified Party shall be required to (i) enter into any settlement (A) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (B) if the Indemnified Party shall, in writing to Shareholder within the ten (10) day period prior to such proposed settlement, disapprove of such settlement proposal and desire to have Shareholder tender the defense of such matter back to the Indemnified Party, or (C) that requires an Indemnified Party to take any affirmative actions as a condition of such settlement, or (ii) consent to the entry of any judgment that does not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice; provided, however, that should the Indemnified Party disapprove of a settlement proposal pursuant to Clause (B) above, the Indemnified Party shall thereafter have all of the responsibility for defending, contesting and settling such Third Party Claim but shall not be entitled to indemnification by Shareholder to the extent that, upon final resolution of such Third Party Claim, Shareholder's liability to the Indemnified Party but for this proviso exceeds what

Shareholder's liability to the Indemnified Party would have been if Shareholder were permitted to settle such Third Party Claim in the absence of the Indemnified Party exercising its right under Clause (B) above.

          (d) If, in accordance with the foregoing provisions of this Section 9.4, an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if Shareholder shall fail to accept the defense of a Third Party Claim which has been tendered in accordance with this Section 9.4, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to Shareholder. If, pursuant to this Section 9.4, the Indemnified Party so defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by Shareholder for the reasonable attorneys' fees and other expenses of defending the Third Party Claim which are incurred from time to time, forthwith following the presentation to Shareholder of itemized bills for said attorneys' fees and other expenses. No failure by Shareholder to acknowledge in writing Shareholder's indemnification obligations under this Article IX shall relieve Shareholder of such obligations to the extent they exist.

     9.5 CERTAIN TAX AND OTHER MATTERS.

          (a) If, in connection with the audit of any Return, a proposed adjustment is asserted in writing with respect to any Taxes of Target for which Shareholder is required to indemnify a Acquiror Indemnitee pursuant to Section 9.2(a) hereof, Acquiror shall notify Shareholder of such proposed adjustment within twenty (20) days after the receipt thereof. Upon notice to Acquiror within twenty (20) days after receipt of the notice of such proposed adjustment from Acquiror, Shareholder may assume (at Shareholder's own cost and expense) control of and contest such proposed adjustment.

          (b) Alternatively, if Shareholder requests within twenty (20) days after receipt of notice of such proposed adjustment from an Acquiror Indemnitee, Acquiror or the Acquiror Indemnitee involved, at Acquiror's option, as the case may be, shall contest such proposed adjustment. Shareholder shall be obligated to pay all reasonable out-of-pocket costs and expenses (including legal fees and expenses) which Acquiror or Sub may incur in so contesting such proposed adjustment as such costs and expenses are incurred, and Acquiror shall have the full right to contest such proposed adjustment and shall be entitled to settle or agree to pay in full such proposed adjustment (in its sole discretion) and thereafter pursue its rights under this agreement. Shareholder shall pay to Acquiror all indemnity amounts in respect of any such proposed adjustment within thirty (30) days after written demand to Shareholder therefor, or, if Shareholder has assumed control of the contest of such proposed adjustment as provided above (or has requested Acquiror or Sub to contest such proposed adjustment within the time provided above), within thirty (30) days after such proposed adjustment is settled or a Final Determination has been made with respect to such proposed adjustment.

          (c) For purposes of this Section 9.5, a "Final Determination" shall mean (i) the entry of a decision of a court of competent jurisdiction at such time as an appeal may no longer be taken from such decision or (ii) the execution of a closing agreement or its equivalent between the particular taxpayer and the Internal Revenue Service, as provided in Section 7121 and
Section 7122, respectively, of the Internal Revenue Code of 1986, as amended, or a corresponding agreement between the particular taxpayer and the particular state or local taxing authority. The obligation of Shareholder to make any indemnity payment pursuant to Section 9.2(a) shall be premised on the receipt by Shareholder from Acquiror or Sub of a written notice setting forth the relevant portion of any Final Determination, and in cases where the amount of the indemnity payment exceeds $100,000.00, a certified statement by Acquiror's nationally recognized accounting firm setting forth the amount of the indemnity payment (and in all other cases, a similar statement certified by the chief financial officer of Acquiror) and describing in reasonable detail the calculation thereof.

     9.6 CERTAIN TARGET INFORMATION. Acquiror, Shareholder and Target agree to furnish or cause to be furnished to each other (at reasonable times and at no charge) upon request as promptly as practicable such information (including access to books and records) pertinent to Target and assistance relating to Target as is reasonably necessary for the preparation, review and audit of financial statements, the preparation, review, audit and filing of any Return, the preparation for any audit or the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment or which may result in Shareholder being liable under the indemnification provisions of this Article IX, provided, that access shall be limited to items pertaining solely to Target. Shareholder shall grant to Acquiror access to all Returns filed with respect to Target and its parent and their subsidiaries, current or past.

     9.7 RELEASE OF ACQUIROR BY SHAREHOLDER. Shareholder hereby releases and discharges Acquiror and Sub and each of its officers and directors from, and agrees and covenants that in no event will Shareholder commence any litigation or other legal or administrative proceeding against, Acquiror, Sub their subsidiaries, parents and affiliates or any of their officers or directors, whether in law or equity, relating to any and all claims and demands, known or unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual or consequential, past, present and future, arising out of or in any way connected with Shareholder's ownership or alleged ownership of Target Common Stock or G. Thomas Oglesby's ownership of capital stock in Shareholder prior to the Effective Time, other than claims or demands arising out of the transactions contemplated by this agreement.

     9.8 ACQUIROR GENERAL INDEMNIFICATION COVENANTS. Subject to the provisions of Sections 9.9 and 9.10, Acquiror shall indemnify, save and keep Shareholder, its and successors (the "Shareholder Indemnitees"), harmless against and from all Damages sustained or incurred by any of the Shareholder Indemnitees as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation, or non- fulfillment of any agreement or covenant of the part of Acquiror, whether contained in this agreement or the Plan of Merger or any exhibit or schedule hereto or thereto or any written statement or certified furnished or to be furnished to Shareholder hereto or in any closing document delivered by Acquiror or Sub in connection herewith; provided that Acquiror's indemnification covenants and obligations in this agreement shall terminate upon the of a Registrations Statement of Acquiror under the Securities Act of 1933, as amended (the "Securities Act") with respect to an initial public offering of Acquiror's securities (an "IPO").

     9.9 LIMITATION ON ACQUIROR INDEMNIFICATION. The obligations of Acquiror pursuant to Section 9.8 is subject to the following limitations:

          (a) In no event shall the obligation of Acquiror to indemnify the Shareholder Indemnitees pursuant to Section 9.8 exceed $140,000.00 in the aggregate.

          (b) Acquiror shall not have any indemnification obligation with respect to the first $10,000.00 of total liabilities incurred under Section 9.8, unless the total aggregate liabilities of Acquiror under Section 9.8 equal or exceed such amount, in which case the indemnification obligations of Acquiror will include all liabilities in excess of One Dollar ($1.00) incurred under
Section 9.8 (subject only, to the maximum aggregate amount set forth in Section 9.9(a) above).

     9.10 CONDITIONS OF INDEMNIFICATION PURSUANT TO SECTION 9.8.

          (a) Promptly following the receipt by a Shareholder Indemnitee of notice of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency (a "Third Party Claim"), the Shareholder Indemnitee receiving the notice of the Third Party Claim (i) shall notify Acquiror of its existence, setting forth the facts and circumstances of which such Shareholder Indemnitee has received notice, and (ii) if the Shareholder Indemnitee giving such notice is a person entitled to indemnification under this Section IX (an "Indemnified Party"), specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted.

          (b) The Indemnified Party shall, upon reasonable notice by Acquiror, tender the defense of a Third Party Claim to Acquiror. If Acquiror accepts responsibility for the defense of a Third Party Claim, then Acquiror shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, it shall give written notice of its intention to settle to the Indemnified Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by Acquiror.

          (c) Notwithstanding the foregoing, in connection with any settlement negotiated by Acquiror, no Indemnified Party shall be required to (i) enter into any settlement (A) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (B) if the Indemnified Party shall, in writing to Acquiror within the ten (10) day period prior to such proposed settlement, disapprove of such settlement proposal and desire to have Acquiror tender the defense of such matter back to the Indemnified Party, or (C) that requires an Indemnified Party to take any affirmative actions as a condition of such settlement, or (ii) consent to the entry of any judgment that does not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice; provided, however, that should the Indemnified Party disapprove of a settlement proposal pursuant to Clause (B) above, the Indemnified Party shall thereafter have all of the responsibility for defending, contesting and settling such Third Party Claim but shall not be entitled to indemnification by Acquiror to the extent that, upon final resolution of such Third Party Claim, Acquiror's liability to the Indemnified Party but for this proviso exceeds what Acquiror's liability to the Indemnified Party would have been if Acquiror were permitted to settle such Third Party Claim in the absence of the Indemnified Party exercising its right under Clause (B) above.

          (d) If, in accordance with the foregoing provisions of this Section 9.10, an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if Acquiror shall fail to accept the defense of a Third Party Claim which has been tendered in accordance with this Section 9.10, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to Acquiror. If, pursuant to this Section 9.10, the Indemnified Party so defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by Acquiror for the reasonable attorneys' fees and other expenses of defending the Third Party Claim which are incurred from time to time, forthwith following the presentation to Acquiror of itemized bills for said attorneys' fees and other expenses. No failure by Acquiror to acknowledge in writing its indemnification obligations under this Article IX shall relieve it of such obligations to the extent they exist.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations, warranties, covenants and agreements made by any party in this agreement or pursuant hereto shall survive the Merger until the expiration of the applicable statutes of limitations with respect to the matters covered thereby; provided that, notwithstanding anything to the contrary set forth in this Agreement and Plan of Reorganization, the representations, warranties, covenants and agreements of Acquiror and Sub shall terminate, and be of no further force or effect, upon the effectiveness of Acquiror's registration statement of Acquiror under the Securities Act with respect to an IPO.

     10.2 CONFIDENTIALITY. Subject to the last sentence of this Section and regardless of whether the Merger shall take place, or this agreement is terminated, Acquiror, Sub, Target and Shareholder all agree to keep the negotiation, execution and Closing of this agreement and the Merger confidential and not to disclose the same or any documents prepared or delivered in connection therewith to any person without the prior written consent of Acquiror and Target; except that each such party may advise their accountants, attorneys, appraisers, surveyors, engineers and other advisors, agents, employees, shareholders, investment advisors, underwriters, bankers, lenders and banks (collectively the "Agents") of the same as necessary in order to carry out and consummate the transactions contemplated herein; provided that they inform them of this confidentiality agreement and require them to keep the subject matter of it confidential; and provided further, however, that Acquiror may make any disclosure of or with respect to this agreement in connection with the Proposed Transactions, and no party hereto shall be liable for any breach or violation of this Section 10.2 confidentiality agreement because of disclosure of this agreement to any governmental agency as required for such party to fulfill its obligations under this agreement and to consummate the transactions contemplated by this agreement or as otherwise required by law.

          After the Effective Date and subsequent to the disclosure to the employees of Target and the Rock of Ages Group and their subsidiaries and affiliates, Acquiror may, at its election, publicly disclose the execution and delivery of this agreement and the other agreements referenced herein and in the Exhibits hereto and the details of the transactions consummated hereunder.

     10.3 BROKERS OR FINDERS. Each party represents to the other that no broker or agent has been involved on its behalf in the Merger or other transactions contemplated herein, and agrees that if any claim for a commission or fee is asserted, it will be paid by the party which the broker or agent claims is represented by such broker or agent.

     10.4 ARTICLE AND SECTION HEADINGS. Article and Section headings are employed in this agreement for reference purposes only and shall not affect the interpretation or meaning of this agreement.

          10.5 ASSIGNMENT, SUCCESSORS AND ASSIGNS. No party may assign or transfer any of its rights or obligations hereunder without the prior written consent of all other parties hereto, given or withheld in their sole discretion. This agreement shall be binding upon and inure to the benefit of each party hereto and their respective heirs, personal representatives, successors and permitted assigns.

          10.6 NOTICES. Any notice or other communication required or permitted under this agreement shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier services, fee prepaid, return receipt or other confirmation of delivery requested or (iv) when telecopied or sent by facsimile transmission if an additional notice is also given under (i), (ii) or (iii) above within three days thereafter. Any such notice or communication shall be directed to a party at its address set forth below or at such other address as may be designated by a part in a notice given to all other parties hereto in accordance with the provisions of this Section.

         If to Shareholder:                          Missouri Red Quarries, Inc.
                                                     P. O. Box 6077
                                                     Elberton, GA  30635
                                                     Phone: (706) 283-5402
                                                     Telecopy:  (706) 283-4758

         If to Target:                               KSGM, Inc.
                                                     P. O. Box 6077
                                                     Elberton, GA  30635
                                                     Phone: (706) 283-5402
                                                     Telecopy:  (706) 283-4758

         with, in the case of notice                 R. Chris Phelps, Esq.
         to Shareholder                              Phelps & Campbell, LLP
         or Target, a copy to                        P. O. Drawer 1056
         (which shall not constitute                 Elberton, GA  30635
         notice):                                    Phone:  706-283-5000
                                                     Fax:      706-283-5002

         If to any member of
         the Rock of Ages Group:                     Kurt M. Swenson,  Chairman
                                                     and Chief Executive Officer
                                                     Rock of Ages Corporation
                                                     369 North State Street
                                                     Concord, NH  03301
                                                     Phone:  603-225-8397
                                                     Fax:      603-225-4801
         with a copy to:                             John R. Monson, Esq.
         (which shall not                            Wiggin & Nourie, P.A.
         constitute notice)                          P.O. Box 808
                                                     Manchester, NH 03105
                                                     Phone:  603-669-2211
                                                     Fax:      603-623-8442

     10.7 COMPLETE AGREEMENT, WAIVERS. Neither this agreement nor any provision hereof may be changed, waived, modified, discharged, amended or terminated orally but only by an instrument in writing signed by all parties hereto; provided however that there shall be no material amendment to this agreement after the approval of it by Shareholder. No action taken by any party after the date hereof, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance by any other party with any representations, warranties, covenants or agreements contained in this agreement. The waiver by any party hereto of a breach of any provision of this agreement shall not operate or be construed as a waiver of any other or any subsequent breach. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. This agreement, together with the Exhibits and Schedules attached hereto or incorporated herein pursuant to Section 10.11 hereof constitutes the only agreement among the parties hereto concerning the subject matter hereof and supersedes all prior agreements whether written or oral, relating thereto.

     10.8 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Vermont.

     10.9 TAX CONSEQUENCES. Each party represents and warrants that it has made an independent evaluation of the tax consequences resulting to such party as a result of the terms and effect of this agreement and of the Merger. No party shall have any recourse against any other party to this agreement nor shall this agreement be affected in any way by reason of the fact that the consummation of this agreement, the transactions contemplated thereby and the Merger do not have the tax consequences anticipated by such party; provided that the foregoing shall not limit a party's liability for breach of any representation, warranty, covenant or agreement contained herein.

     10.10 COUNTERPARTS. This agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures were on the same instrument. This agreement shall be effective and binding upon all parties hereto as of the time when all parties have executed a counterpart of this agreement.

     10.11 EXHIBITS. Each Exhibit or Schedule delivered pursuant to the terms of this agreement shall be in writing and shall constitute a part of this agreement. The parties may agree with respect to any Schedule or Exhibit required to be attached to this agreement, that such Schedule or Exhibit, if mutually satisfactory, may be attached to this agreement after the date of execution hereof and prior to the Closing and, after mutual approval thereof, such subsequently attached Schedule or Exhibit shall be treated as if it were attached to this agreement as of the date of execution of this agreement. All Exhibits and Schedules attached hereto are specifically incorporated herein by reference and made a part hereof. The words "agreement," "herein" and "hereof" as used herein shall in all respects include the entirety of this agreement together with all Exhibits and Schedules attached hereto and all documents required or permitted to be delivered hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement all as of the 27th day of June, 1997.

WITNESS:                                   ROCK OF AGES QUARRIES, INC.


/s/                                        By: /S/ KURT M. SWENSON
-------------------------------                -------------------------------
                                               Kurt M. Swenson, Chairman
                                                   and Chief Executive Officer

                                           ROYALTY GRANITE CORPORATION



/s/                                        By: /S/ KURT M. SWENSON
-------------------------------                -------------------------------
                                               Kurt M. Swenson, Chairman of
                                                   the Board and Chief
                                                   Executive Officer


                                           KSGM, INC.:


/s/                                        By: /S/ GEORGE T. OGLESBY, JR.
-------------------------------                -------------------------------
                                               George T. Oglesby, Jr., President

                                           MISSOURI RED QUARRIES, INC.,
                                           Shareholder


/s/                                        By: /S/ GEORGE T. OGLESBY, JR.
-------------------------------                -------------------------------
                                               George T. Oglesby, Jr., President

           LIST OF EXHIBITS TO AGREEMENT AND PLAN OF REORGANIZATION
           --------------------------------------------------------

Exhibit A            Plan of Merger

Exhibit 4.1(a)       Employment Agreement

Exhibit 4.1(b)       Employment Agreement

Exhibit 4.2          Stock Subscription and Continuity of Interest Agreement

Exhibit 5.2(a)       Direct and Indirect Subsidiaries as of June 27, 1997

Exhibit 5.2(e)       Swenson Group Financial Statements

Exhibit 5.2(h)       Litigation

Exhibit 5.2(m) Environmental Laws and Hazardous Materials (Environmental Definitions)

Exhibit 5.3(a)       Target Subsidiaries

Exhibit 5.3(c)       Authorized and Outstanding Capital Stock of Joint Venture
                     Companies

Exhibit 5.3(d)       Financial Statements for JV Companies, Keystone, KSGM

Exhibit 5.3(f)       Target Group Realty and Lease Terms

Exhibit 5.3(h)       Labor Agreements, if any

Exhibit 5.3(k)       Licenses, Permits for Target Business

Exhibit 5.3(m)       Employee Plans, Pension, Profit Sharing and Deferred
                     Compensation

Exhibit 5.3(o) List of Intellectual Property, All Insurance Policies, All Agreements Involving More Than $5,000 on Annual Basis

Exhibit 5.3(q)       Defaults, E.G., Pensylvania Bank Loan

Schedule to          Rock of Ages Group Disclosure Schedule under Section 5.1
Agreement and Plan   and 5.2
of Reorganization


Schedule to          Target Disclosure Schedule Under Section 5.1 and 5.3
Agreement and Plan
of Reorganization


Rock of Ages Corporation agrees to furnish supplementally to the Commission a copy of any omitted schedule upon request.